Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Reports Strong Preliminary Third Quarter 2018 Financial Results

PORTLAND, Ore. - January 17, 2018 - Electro Scientific Industries, Inc. (Nasdaq: ESIO), an innovator in laser-based manufacturing solutions for the micro-machining industry, today reported preliminary financial results for the fiscal 2018 third quarter ended December 30, 2017. For the third quarter ESI expects to report revenue of between $106 and $111 million, and adjusted earnings per diluted share that exceeds the guided range provided on November 1. The company also expects to report third quarter bookings of approximately $134 million, up from $44.1 million in the third quarter of 2017. The company anticipates reporting its full third quarter financial results on January 31.

“I’m pleased the market conditions we experienced in the summer of 2017 continued into the December quarter, enabling us to deliver another exceptional quarter with both our top and bottom line results projected to exceed expectations,” stated Michael Burger, President and CEO of ESI. “Our strong results continue to be driven primarily by capacity expansion in the flexible circuit market which generated strong demand for our industry-leading laser drilling products.”

Burger concluded, “Given the strong third quarter demand, our currently elevated backlog position and our visibility into the current buy cycle, we now expect fourth quarter 2018 and first quarter 2019 revenues to approximate the same level as the third quarter.”

ESI management, including CEO Michael Burger, will discuss ESI’s strategy and progress, including these preliminary results, on Thursday, January 18, at the Needham Growth Conference in New York City.

About ESI, Inc.
ESI enables our customers to commercialize technology using precision laser processes. ESI’s solutions produce the industry’s highest quality and throughput, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

Forward-Looking Statements

The statements contained in this press release that are not statements of historical fact, including statements regarding our expected financial results for the fiscal 2018 third quarter, including revenue, adjusted earnings per diluted share and bookings, our anticipated announcement of full third quarter financial results, our expectation regarding continued capacity expansion in the flexible circuit market, our expectations regarding fourth quarter and first half fiscal 2019 revenues, the expected buy cycle, our anticipated backlog position and other statements containing the words “believes”, “expects”, “anticipates,” “continue,” “will,” “may” and similar words, constitute forward-looking statements that are subject to a number of risks and uncertainties. These forward-looking statements are based on information available to us on the date of this release and we undertake no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed, including as a result of any shipment delays; our ability to respond promptly to customer requirements; the risk, especially at heighted production levels, that we may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; our ability to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; our need to continue investing in research and development; our ability to hire and retain key employees; our ability to create and sustain intellectual property protection around our products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; risks associated with our restructuring efforts; foreign currency fluctuations; the risk that duties or tariffs could be imposed or increased on goods imported or exported by us; the risk of timing of shipments or increased costs related to licenses for goods exported by us; the risk that changes to policies regarding immigration and visits to the United States could negatively impact our ability to hire or retain and train qualified personnel or our ability to operate internationally on an integrated basis; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

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